UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2013

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
JPMorgan Chase & Co. (“JPMorgan Chase” or the “Company”) elected Linda B. Bammann as a director, effective September 16, 2013. Ms. Bammann was Deputy Head of Risk Management at JPMorgan Chase from July 2004 until her retirement in 2005, prior to which she had been Chief Risk Management Officer at Bank One Corporation since 2001. Ms. Bammann served as a Director of The Federal Home Loan Mortgage Corporation (Freddie Mac) from late 2008 until July 2013, where she served as the Chair of its Business and Risk Committee. She also served as a Director of Manulife Financial Corporation from 2009 until May 2012.  Ms. Bammann was appointed to the Risk Policy Committee and to the Public Responsibility Committee of JPMorgan Chase’s Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 9, 2013, JPMorgan Chase & Co. (the “Company”) announced additional enhancements to its Corporate Governance Principles.
On September 17, 2013, the Board of Directors of the Company approved conforming amendments to the Bylaws of the Company, as follows: Sections 2.03 and 2.05 were amended to require a Lead Independent Director when the same person serves as Chairman of the Board and Chief Executive Officer, and to authorize the Lead Independent Director to call meetings of the Board, respectively; Section 2.09 was amended to provide that if a director tendered his or her resignation pursuant to Section 2.09, the Board would decide whether to accept the resignation of the director at its next regularly scheduled Board meeting held not less than 45 days after such election; Section 3.03 was amended to clarify that the Board is responsible for designating a chair or co-chair for each Board committee; and Section 4.01 was amended to note that the Board may determine that the Chairman of the Board is a non-executive position. The foregoing summary is qualified in its entirety by reference to the full text of Bylaws, as amended, a copy of which (marked to show changes from the prior version) is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

3.1	Bylaws of the Company, as amended, effective September 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Anthony J. Horan
Anthony H. Horan
Corporate Secretary

Dated:	September 20, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Bylaws of the Company, as amended, effective September 17, 2013.

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